UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

825 East 800 North

Orem, Utah 84097

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2019, Chris Bourdon was appointed Chief Executive Officer of NewBridge Global Ventures, Inc. (the “Company”). Mr. Bourdon holds decades of experience working with, and advising, innovative companies, including multinational corporations, and emerging and startup-stage companies. Since December 2018, Mr. Bourdon has acted as an angel investor through The Last Ninety, a venture capital fund focusing on automation. From 2012 to 2018, Mr. Bourdon held a number of roles with Upthere, a cloud computing company for personal data - first as VP of Product, then as CEO & Director; Upthere was acquired by Western Digital in 2017. Prior to Upthere, Mr. Bourdon spent fifteen years with Apple, Inc. as senior product line manager for the Mac OS X. He received his bachelor of science in accounting and finance from University of Maryland College Park.

Mr. Bourdon entered into an employment agreement (the “Agreement”) effective October 15, 2019 (the “Effective Date”) and terminating December 31, 2020 (the “Term”), provided the Term may be extended for successive periods by mutual written agreement within 90 days prior to the end of the Term. Pursuant to the terms and subject to the conditions set forth in the Agreement, Mr. Bourdon shall (i) receive base salary of $250,000 annually, as may be increased from time to time in the discretion of the Board of Directors (the “Base Salary”); (ii) receive options to acquire five million (5,000,000) shares of the Company’s common stock, par value $0.0001 per share, to vest pro rata over 48 months beginning on the Effective Date (the “Option Grant”); (c) be eligible to receive a bonus of up to $500,000 based on achievement of certain revenue milestones for the calendar year 2020 (the “Bonus”) and (d) receive reimbursement for business-related expenses (the “Reimbursement” and together with the Base Salary and the Bonus the “Cash Compensation” and together with the Option Grant the “Compensation”). If Mr. Bourdon is terminated prior to the expiration of the Term, he shall receive (i) twelve months of pay as determined by the Base Salary at the time of termination, (ii) any amounts previously owed but not paid, (iii) $15,000 for health insurance costs, and (iv) immediate vesting of 50% of the options granted pursuant to the Option Grant (the “Severance Package”) Upon a “change in control” as defined in the Agreement, all options granted pursuant to the Option Grant shall immediately vest in full, and Mr. Bourdon shall receive all rights granted pursuant to the Severance Package. In addition to the foregoing, the Agreement includes customary nondisclosure and confidentiality provisions.

The foregoing is merely a summary of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 hereto.

As of the Effective Date of the Agreement, Robert Bench has ceased to be the Interim CEO of the Company; Mr. Bench shall retain his roles as Interim President and Interim Chief Financial Officer.

A copy of the Company’s press release relating to these changes is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.Description

10.1Employment Agreement with Mr. Chris Bourdon

99.1Press Release, dated October 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: October 18, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Interim President and Chief Financial Officer